UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2004

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 2.01, Item 9.01 and Exhibit 99.1 of the Form 8-K previously filed by Crown Castle International Corp. (“Company”) with the Securities and Exchange Commission on September 7, 2004 are hereby amended as set forth below to reflect updated information relating to the sale of Crown Castle UK Holdings Limited (“CCUK”). After calculating the preliminary working capital type adjustments impacting the cash proceeds from the transaction, it was determined that CCUK’s cash and cash equivalents should be reclassified to assets of discontinued operations in the Company’s historical consolidated balance sheets. As such, Exhibit 99.1 has been amended to reclassify CCUK’s cash and cash equivalents ($39.8 million at June 30, 2004) to assets of discontinued operations in the Unaudited Pro Forma Condensed Consolidated Balance Sheet Information. In addition, certain other pro forma adjustments related to the CCUK sale have been updated, including the estimated sales proceeds amount, fees and expenses, compensation charges related to stock options and restricted stock awards held by CCUK employees, and the estimated alternative minimum tax liability.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 31, 2004, the Company completed the sale of its UK subsidiary, CCUK, to NGG Telecoms Investment Limited (“NGG”), an affiliate of National Grid Transco plc, under the terms of the Share Purchase Agreement, dated as of June 28, 2004 (“Share Purchase Agreement”) by and among the Company, NGG and National Grid Holdings One plc. The cash proceeds for the CCUK shares and intercompany debt was approximately $2.028 billion, taking into account preliminary working capital type adjustments.

The Share Purchase Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated June 28, 2004 and filed with the SEC on June 30, 2004. There is no material relationship between NGG and the Company or any affiliate, director, officer, or associate of the Company.

Contemporaneously with the closing of the sale of CCUK, approximately $1.3 billion of the proceeds from the transaction were used to fully repay the Company’s 2000 Credit Facility (“Credit Facility”).

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

The Company is filing as Exhibit 99.1 hereto the following unaudited pro forma condensed consolidated financial information, which is based on the historical financial statements of the Company and its majority and wholly-owned subsidiaries, adjusted to give effect to (i) the sale of CCUK and (ii) the repayment of the Credit Facility (“Transactions”):

(1)	Unaudited Pro Forma Condensed Consolidated Statements of Operations Information for the year ended December 31, 2003 and the six months ended June 30, 2004;

(2)	Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations Information;

(3)	Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of June 30, 2004; and

(4)	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Information.

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The Unaudited Pro Forma Condensed Consolidated Statements of Operations Information for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to the Transactions as if they had occurred as of January 1, 2003. The Unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of June 30, 2004 gives effect to the Transactions as if they had been completed as of June 30, 2004.

(c) Exhibits

As described in Item 9.01(b) of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Crown Castle International Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: October 25, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Crown Castle International Corp.

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